                                                        EXHIBIT 10.10

                            ENSERCH CORPORATION
                        DEFERRED COMPENSATION TRUST

     This Trust Agreement made this 30th day of September, 1994, by and between ENSERCH Corporation, a Texas corporation (the
"Company") and Texas Commerce Bank National Association, a national banking association ( the "Trustee");

          WHEREAS, the Company and certain Affiliated Companies have adopted nonqualified deferred compensation plans known as the ENSERCH Corporation Deferred Compensation Plan (the "Executive Plan") and the ENSERCH Corporation Deferred Compensation Plan for Directors (the "Directors' Plan") (collectively hereinafter referred to as the "Plan" or "Plans"); and

          WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans; and

          WHEREAS, the Company wishes to establish a trust (hereinafter called the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan Participants and their beneficiaries in such manner and at such times as specified in the Plans; and

          WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

          WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1.  Establishment Of Trust.

     (a)  The Company hereby deposits with the Trustee in trust
$1,000.00, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

     (b)  The Trust hereby established shall be irrevocable.

     (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal
Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan Participants and general creditors as herein set forth. Plan Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 4(a) herein.

     (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement; provided, however, that the Company shall contribute to the Trust each calendar year an amount of cash or property at least equal in value to the total amount of deferrals credited to the Deferral Accounts of Participants pursuant to the Executive Plan and the Accounts of Participants pursuant to the Directors' Plan during such calendar year.

     (f) Any provision of this Trust Agreement to the contrary notwithstanding, upon a Change of Control, as defined in the Plans, the Company shall (i) as soon as possible, but in no event more than 30 days following the date of such Change of Control, make an irrevocable contribution to the Trust in an amount, as determined by an Independent Committee, as defined below, which when added to the total value of the assets of the Trust at such time equals the total amount credited to all Deferral Accounts under the Executive Plan and all Accounts under the Directors' Plan as of the date on which the Change of Control occurred, and
(ii) during the two-year period following the date of the Change of Control, make monthly contributions to the Trust in amounts sufficient, as determined by the Independent Committee, to maintain the total value of the Trust assets at an amount equal to the total amount credited to all Deferral Accounts under the Executive Plan and all Accounts under the Directors' Plan.

     Section 2.  Payments to Plan Participants and their
Beneficiaries.

     (a) The Administrative Committee shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable with respect to each Plan Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts, if known. An updated Payment Schedule shall be provided by the Administrative Committee to the Trustee periodically, but no less frequently than once each calendar year. Except as otherwise provided herein, the Trustee shall make payments to the Plan Participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by an Employer under the Executive Plan or by the Company under the Directors' Plan.

     (b) The entitlement of a Plan Participant or his or her beneficiaries to benefits under the Plan shall be determined by the Administrative Committee or such other party as may be designated under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

     (c) Employers participating in the Executive Plan or the Company with respect to the Directors' Plan may make payments of benefits directly to Plan Participants or their beneficiaries as they become due under the terms of the Plan in lieu of payment from the Trust. The Administrative Committee shall notify the Trustee of an Employer's or the Company's decision to make payments of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the Trust assets are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company immediately when Trust assets are not sufficient to satisfy all payments due.

     (d) Any provision of this Section 2 to the contrary notwithstanding, upon and after a Change of Control, the Trustee shall make payments to Plan Participants or their beneficiaries in accordance with the direction of the Independent Committee rather than the Administrative Committee, regardless of whether the Trustee has received a Payment Schedule or any other form of direction from the Administrative Committee to make such payments.

     Section 3. Appointment of Independent Committee. Any provision of this Trust Agreement to the contrary notwithstanding, upon a Change of Control, an Independent Committee consisting of at least three members shall be appointed by the Compensation Committee of the Board of Directors of the Company subject to the approval of a majority of the Participants of the Plans on the date of such Change of Control. The Independent Committee shall:

          (a)  determine the amount of the irrevocable
     contributions to be made by the Company pursuant to Section
     1(f) hereof;

          (b) determine in accordance with the Plans the amounts payable with respect to each Plan Participant (and his or her beneficiaries), the form in which such amounts are to be paid, and the time of commencement for payment of such amounts pursuant to Section 2(a) hereof;

          (c) determine the entitlement of Plan Participants and beneficiaries to benefits under the terms of the Plans pursuant to Section 2(b) hereof;

          (d)  direct the Trustee to make payments to Plan
     Participants and their beneficiaries pursuant to Section 2 hereof; and

          (e) select a successor Trustee for the Trust if a Trustee resigns or is removed on or within two years following the date of a Change of Control pursuant to
     Section 12.

     Section 4.  Trustee Responsibility Regarding Payments to
Trust Beneficiary when the Company Is Insolvent.

     (a) The Trustee shall cease payment of benefits to Plan Participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

          (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan Participants or their beneficiaries.

          (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

          (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

          (4) The Trustee shall resume the payment of benefits to Plan Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 4(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan Participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan Participants or their beneficiaries by the Employers participating in the Executive Plan or by the Company with respect to the Directors' Plan in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 5.  Payments to the Company.

     (a) Except as provided in Sections 4 and 5(b) hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before payment of all benefits have been made to Plan Participants and their beneficiaries pursuant to the terms of the Plans.

     (b) To the extent that the Administrative Committee determines that the value of the assets in the Trust based upon information provided to the Administrative Committee by the Trustee, at any time, exceeds 110% of the amounts credited to Participants' Deferral Accounts under the Executive Plan and Accounts under the Directors' Plan as of the most recent Adjustment Date plus any deferrals made since such date, the Trustee shall pay such excess to the Company upon receipt of written request therefor from the Company; provided, however, that no such payment of excess assets to the Company shall be made on or within two years following the date of a Change of Control.

     Section 6.  Investment Authority.

     (a) The Trustee shall have full power and authority to invest and reinvest the Trust assets, or any part thereof, in such stocks (common or preferred), bonds, mortgages, notes, interest-bearing deposits (including such deposits with any corporate trustee acting hereunder), options and contracts for the future or immediate receipt or delivery of property of any kind, or other securities, producing or nonproducing oil and gas royalties and payments and other producing and nonproducing interests in minerals, or in commodities, life insurance policies, annuity contracts or other property of any kind or nature whatsoever, whether real, personal or mixed, as the Trustee, in the Trustee's absolute discretion and judgment, deems appropriate for the Trust, and to hold cash uninvested at any time and from time to time in such amounts and to such extent as the Trustee, in the Trustee's absolute discretion and judgment, deems appropriate for the Trust. The Trustee shall have full power and authority to manage, handle, invest, reinvest, sell for cash or credit, or for part cash or part credit, exchange, hold, dispose of, lease for any period of time (whether or not longer than the life of the Trust), improve, repair, maintain, work, develop, use, operate, mortgage, or pledge, all or any part of the assets and property from time to time constituting any part of the trust funds held in trust under the Trust; borrow or loan money or securities; write options and sell securities or other property short or for future delivery; engage in hedging procedures; buy and sell futures contracts; execute obligations, negotiable and nonnegotiable; vote shares of stock in person and by proxy, with or without power of substitution; register investments in the name of a nominee; sell, convey, lease and/or otherwise deal with any producing or nonproducing oil, gas and mineral leases or mineral rights, payments and royalties; pay all reasonable expenses; execute and deliver any deeds, conveyances, leases, contracts, or written instruments of any character appropriate to any of the powers or duties of the Trustee, and shall, in general, have as broad power respecting the management, operation and handling of the Trust assets and property as if the Trustee were the owner of such assets and property in the Trustee's own right. The preceding provisions of this paragraph to the contrary notwithstanding, the Company shall have the right and power at any time and from time to time to give the Trustee broad guidelines within which it shall invest the assets of the Trust; provided, however, that upon a Change of Control and continuing for two years thereafter, the Independent Committee, rather than the Company, shall have the sole authority to exercise such right.

     (b) All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan
Participants.

     (c) The Company shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust; provided, however, that effective upon a Change in Control and for a period of two years thereafter, any assets transferred to the Trust in substitution for assets held by the Trust must consist of cash or marketable securities and the fair market value of the respective assets shall be determined by the Trustee. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

     Section 7. Disposition of Income. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     Section 8. Accounting by Trustee. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 30 days following the close of each calendar year and within 30 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     Section 9.  Responsibility of the Trustee.

     (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company.
In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

     (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

     (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that except as provided in Sections 5(b) and 6(c) hereof, if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     Section 10. Compensation and Expenses of the Trustee. The Trustee shall be paid such reasonable compensation commensurate with the services and responsibilities involved hereunder as shall from time to time be agreed upon by the Trustee and the Company. The Company shall pay all administrative and the Trustee's fees and expenses, but, if not so paid, the fees and expenses shall be paid from the Trust.

     Section 11.  Resignation and Removal of the Trustee.

     (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise.

     (b) The Trustee may be removed by the Company on 30 days notice or upon shorter notice accepted by the Trustee; provided, however, that the Trustee may not be removed by the Company on or within two years following a Change of Control except with the written consent of a majority of the Participants entitled to payment of benefits pursuant to the terms of the Plans on the date of such Change of Control.

     (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

     (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 12 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     Section 12.  Appointment of Successor.

     (a)  If the Trustee resigns or is removed in accordance with
Section 11(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal; provided, however, that if the Trustee resigns or is removed on or within two years following the date of a Change of Control, the Independent Committee shall select a successor Trustee in accordance with this Section 12. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

     (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 8 and 9 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

     Section 13.  Amendment or Termination.

     (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and a representative of the Company so authorized by the Compensation Committee of the Board of Directors of the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable.

     (b) The Trust shall not terminate until the date on which Plan Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

     (c) Upon written approval of at least two-thirds of the Participants and beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, the Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination shall be returned to the Company.

     (d) This Trust Agreement may not be amended by the Company on or within two years following the date of a Change of Control, without the written consent of a majority of the Participants entitled to payment of benefits pursuant to the terms of the Plans on the date of such Change of Control.

     Section 14.  Miscellaneous.

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Plan Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas, except where superseded by federal law.

     (d) Unless the context clearly indicates otherwise, when used in this Trust Agreement:

          (i) "Administrative Committee" shall mean the "Administrative Committee" appointed pursuant to each of the Plans.

          (ii) "Participant" shall mean each "Participant" as that term is defined in the Executive Plan and each Director who has an amount credited to his or her Account under the Directors' Plan or who has elected to have all or any portion of his or her Annual Fee deferred under the terms of that Plan.

     (e) Except where otherwise defined, capitalized terms used herein shall have the meaning given to them in the Plans.

     (f) In the event that a dispute arises between a Plan Participant or beneficiary and the Participant's Employer, the Company or the Trustee with respect to the payment of amounts from the Trust and the Participant or beneficiary is successful in pursuing a benefit to which he or she is entitled under the terms of the Plans and this Trust against the Participant's Employer, the Company, the Trustee or any other party in the course of litigation or otherwise and incurs attorneys' fees, expenses and costs in connection therewith, the Company shall reimburse the Plan Participant or beneficiary for the full amount of any such attorneys' fees, expenses and costs.

     IN WITNESS WHEREOF, this Agreement has been executed this 30th day of September, 1994, to be effective as of October 1, 1994.

                                   ENSERCH CORPORATION



                                   By   /s/ D. W. Biegler
                                   Title:    Chairman, President
                                             and Chief Executive
                                             Officer

                                   TEXAS COMMERCE BANK NATIONAL
                                   ASSOCIATION



                                   By   /s/ Karen Epps
                                     Title:


THE STATE OF TEXAS       )
                         )
COUNTY OF DALLAS         )

     BEFORE ME, the undersigned authority, a notary public in and for said County and State, on this day personally appeared D. W. Biegler, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said ENSERCH CORPORATION, a Texas corporation, and that he/she executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 23rd day of
September, 1994.


                             /s/ Cherry H. Sossamon
                             Notary Public, State of Texas
My Commission expires:
October 31, 1996



THE STATE OF TEXAS      )
                        )
COUNTY OF DALLAS        )

    BEFORE ME, the undersigned authority, a notary public in and for said County and State, on this day personally appeared Karen Epps, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, and that he/she executed the same as the act of such banking association for the purposes and consideration therein expressed, and in the capacity therein stated.

    GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 7th day of
October, 1994.


                             /s/ Barbara Betik
                             Notary Public, State of Texas
My Commission expires:
January 30, 1997